     ===================================================================



                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): April 17, 2000 (March 31,
                                     2000)


                            TIER TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



              California                             000-23195                         94-3145844
     (State or other jurisdiction of                (Commission              (IRS Employer Identification No.)
             incorporation)                         File Number)

     1350 Treat Boulevard, Suite 250                                                       94596
        Walnut Creek, California                                                        (Zip Code)
(Address of principal executive offices)

                                                  (925) 937-3950
                              (Registrant's telephone number, including area code)


      ===================================================================

Item 2.   Acquisition or Disposition of Assets

Acquisition of Certain Assets and Liabilities of The SCA Group, Inc.

  On March 31, 2000, Tier Technologies, Inc., a California corporation (the "Company") closed the acquisition of certain assets and the assumption of certain liabilities of The SCA Group, Inc., an Illinois corporation and Harris Chapman, a Florida corporation, (The SCA Group, Inc and Harris Chapman, collectively referred to herein as "SCA"), for an initial purchase price of an aggregate of approximately $16.2 million in cash, of which approximately $5.2 million was paid upon closing and the remainder will be paid on specified dates in the future (the "Acquisition"). The Acquisition was effected pursuant to (i) that certain Agreement for Purchase and Sale of Assets by and between The SCA Group, Inc. and the Company, dated as of March 9, 2000, as amended on March 29, 2000 and March 30, 2000, and (ii) that certain Agreement for Purchase and Sale of Assets by and between Harris Chapman and the Company, dated as of March 25, 2000 (collectively, the "Purchase Agreements"). The description contained in this Item 2 of the transactions contemplated by the Purchase Agreements is qualified in its entirety by reference to the full text of the Purchase Agreements, copies of which are attached hereto as Exhibits 2.1, 2.2, 2.3 and
2.4. SCA is a business process consulting firm with expertise in health care, insurance and utilities sectors. Up to an additional $8.0 million in cash may be paid to SCA contingent upon the achievement of certain performance targets over the next three years. The Acquisition was effective as of March 1, 2000, and the purchase price was determined by arms-length negotiations between representatives of the Company and SCA. The Acquisition was accounted for under the purchase method of accounting. The funds used by the Company in connection with the initial purchase price are from the Company's working capital. Future payments may be paid out of working capital or may be financed. The Company intends to continue to use the acquired assets for the same general purpose as-used by SCA.


Item 7.   Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. It is impracticable at this time for the Registrant to provide the financial statements of the acquired businesses. Such financial statements will be filed by the Registrant as an amendment to this Form 8-K as soon as practicable, but, in any event, not later than sixty (60) days after the date hereof.

(b) Pro Forma Financial Information. It is impracticable at this time for the Registrant to provide the pro forma financial information relative to the acquired businesses. Such pro forma financial information will be filed by the Registrant as an amendment to this Form 8-K as soon as practicable, but, in any event, not later than sixty (60) days after the date hereof.

(c)  Exhibits.

Exhibit No.    Description
-----------    -----------

 2.1 Agreement for the Purchase and Sale of Assets dated as of March 9, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc. (the schedules to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).

2.2 Amendment to Agreement for the Purchase and Sale of Assets dated as of March 29, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

 2.3 Amendment #2 to Agreement for the Purchase and Sale of Assets dated as of March 30, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

 2.4 Agreement for the Purchase and Sale of Assets dated as of March 25, 2000 by and between Harris Chapman and Tier Technologies, Inc. (the schedules to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            TIER TECHNOLOGIES, INC.



                            By: /s/ Laura B. DePole
                                -------------------
                                Laura B. DePole
                                Chief Financial Officer


Date: April 17, 2000

                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

 2.1 Agreement for the Purchase and Sale of Assets dated as of March 9, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc. (the schedules to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).

 2.2 Amendment to Agreement for the Purchase and Sale of Assets dated as of March 29, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

 2.3 Amendment #2 to Agreement for the Purchase and Sale of Assets dated as of March 30, 2000 by and between The SCA Group, Inc. and Tier Technologies, Inc.

 2.4 Agreement for the Purchase and Sale of Assets dated as of March 25, 2000 by and between Harris Chapman and Tier Technologies, Inc. (the schedules to the Business Purchase Agreement have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission (SEC) but will be provided supplementally to the SEC upon request).